Exhibit 99.1

KNIGHT TRANSPORTATION ACQUIRES STOCK OF BARR-NUNN TRANSPORTATION

PHOENIX, AZ – October 1, 2014 -- Knight Transportation, Inc. (NYSE: KNX)(“Knight”), one of North America’s largest and most diversified truckload transportation companies, announced today that it has acquired 100% of the outstanding stock of Barr-Nunn Transportation, Inc. and certain affiliates. Knight expects the current management team to remain in place and continue to operate the business under the Barr-Nunn name and with the Barr-Nunn personnel, policies, and culture. Driving associates, non-driving associates, and customers should notice little change following the transaction.

Highlights

•	Approximately 550-truck dry van truckload carrier headquartered near Des Moines, Iowa will operate as an independent business unit under current management with no personnel changes expected.

•
Highly profitable business generated approximately $119.8 million in total revenue ($99.2 million excluding fuel surcharge), $26.0 million in earnings before interest, taxes, depreciation, and amortization ("EBITDA") and $14.9 million in operating income for the last twelve months ending August 31, 2014 ("LTM").  EBITDA is a non-GAAP financial measure. See appendix for reconciliation and disclosures.

•	Experienced driving associates focused on safety and customer service, operating a modern tractor and trailer fleet.

•	Enterprise value of approximately $112.4 million (before potential earn-out of up to $3.5 million).

Company Comments

Kevin P. Knight, Chairman and Chief Executive Officer of Knight Transportation, commented: “Bob and Jane Sturgeon, together with their experienced and talented team, have built a unique and highly profitable business centered around drivers, customers, safety, and efficiency. Our goal as the new owner is to afford Barr-Nunn access to our capital, purchasing power, and knowledge base as they continue operating the business under the Barr-Nunn name and culture. We do not intend to integrate Barr-Nunn into Knight Dry Van or to change the personnel, policies, compensation, or spirit that have contributed to a very successful business. This is consistent with the operation of our other semi-autonomous business units, each with empowered local management and access to our consolidated resources. We believe strongly in the power of our model, and Barr-Nunn is the perfect size for a new business unit. From the very first conversation, the entire Barr-Nunn team has demonstrated integrity, excellence, and class, and we thank Bob, Jane, and the team for placing their trust in us.”

Jane Sturgeon, Chief Executive Officer of Barr-Nunn Transportation, commented: “When Bob and I first discussed selling, we made it clear that the future of our people and the cultural fit would determine whether we would entertain any discussions. Although they did not know it at the time, Knight was our number one choice for a buyer because their pursuit of excellence, their commitment to a career path for employees, and their support of regional management teams strongly aligned with our goals. Once Knight was identified, we quickly and fairly negotiated all important points in the transaction. Importantly, Knight and we were up front and consistent about our points of view and, once we shook hands, neither of us wavered. We are confident that we found the right owner for the next generation of growth and success at Barr-Nunn.”

About the Transaction

The transaction is expected to be immediately accretive to Knight's earnings per share.  The enterprise value at closing was approximately $112.4 million, valued on a cash-free, debt-free basis and subject to a customary working capital adjustment. The transaction also provides for a potential one-time earn-out payment of up to $3.5 million, subject to achievement of an operating income target for the Barr-Nunn business unit for the four fiscal quarters after closing and retention of key personnel.  Of the closing amount, $8.0 million was placed in escrow to secure indemnification obligations. The acquisition agreements contain other customary terms and conditions.

Operations will continue to be headquartered near Des Moines, Iowa. In addition, the senior management team of Barr-Nunn has agreed to remain in their leadership positions, subject to customary non-competition, non-solicitation, and similar restrictions.

From a financial reporting perspective, Knight expects to record approximately $73.4 million in net tangible assets and $41.3 million of intangible assets on its consolidated balance sheet, giving effect to full achievement of the earn-out and the estimated net working capital adjustment.

Barr-Nunn Enterprises, Ltd., the Seller, is the holding company that elected S corporation status for tax purposes.  From a tax perspective, Knight will obtain an increase in the basis of Barr-Nunn's physical assets of approximately $48.8 million, depreciation of which will be tax deductible.  In addition, the approximately $41.3 million of intangibles will be tax deductible ratably over 15 years.  Actual cash tax savings will depend on the final purchase price allocation, the amount and timing of future taxable income and deductions, any earn-out achieved, escrow releases, changes in law, and other factors.

Knight financed the transaction with borrowing under its $300.0 million revolving line of credit, which bears interest at Libor plus 75 basis points. After the transaction, approximately $126.6 million will remain available for borrowing under the line of credit.

Earnings guidance previously provided by the company did not include any effect from this transaction.  Updated guidance will be provided during our third quarter earnings conference call.

About Barr-Nunn Transportation

Barr-Nunn provides dry van truckload transportation services from its headquarters near Des Moines, Iowa, and leased facilities located in Ohio, Pennsylvania, and North Carolina. The company's primary operating territory is the eastern United States. The company has a strong niche in the expedited and service-sensitive marketplace.

Barr-Nunn has a modern fleet consisting of approximately 483 company tractors, 64 tractors supplied by independent contractors, and 1,780 trailers.  The company tractors have an average age of 1.7 years, and the trailers have an average age of 4.2 years.  Barr-Nunn does not finance any tractors or trailers with operating leases.

Barr-Nunn has an excellent team of driving and non-driving associates. The company employs and contracts with experienced and professional truck drivers, who have amassed an enviable safety record and garnered numerous customer service awards. The non-driving associates are characterized by a high degree of customer service, loyalty and efficiency. Knight hopes to retain each of the Barr-Nunn driving and non-driving associates and independent contractors.

Barr-Nunn's customers include major manufacturers, consumer products companies, retailers, and transportation and logistics providers. Barr-Nunn has won many carrier awards with multiple customers, which is a testament to their commitment to operational excellence and customer service.

Advisors

Scudder Law Firm, P.C., L.L.O. of Lincoln, Nebraska served as transaction and legal advisor to Knight Transportation. Belin McCormick, P.C., of Des Moines, Iowa, served as legal counsel to Barr-Nunn Enterprises.

About Knight Transportation

Knight Transportation, Inc. is a provider of multiple truckload transportation and logistics services using a nationwide network of service centers in the U.S. to serve customers throughout North America.  In addition to operating one of the country’s largest tractor fleets, Knight also contracts with third-party equipment providers to provide a broad range of truckload services to its customers while creating quality driving jobs for our driving associates and successful business opportunities for owner-operators.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements generally may be identified by words such as “anticipates,” “believes,” “estimates,” “plans,” “projects,” “expects,” “hopes,” “intends,” “will,” “could,” “may,” and terms and phrases of similar substance. In this press release, forward-looking statements cover matters such as expected earnings accretion, revenues, expenses, purchase accounting, and future operations of Barr-Nunn.  Forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, which could cause future events and actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements.  Accordingly, actual results may differ from those set forth in the forward-looking statements.  Readers should review and consider the factors that may affect future results and other disclosures by Knight in its press releases, stockholder reports, Annual Report on Form 10-K, and other filings with the Securities and Exchange Commission. Knight disclaims any obligation to update or revise any forward-looking statements to reflect actual results or changes in the factors affecting the forward-looking information.

Contact: David Jackson, President, or Adam Miller, CFO – (602) 269-2000

Non-GAAP Reconciliation

This press release contains EBITDA, which is a "non-GAAP financial measure" as that term is defined in Regulation G of the Securities Exchange Act of 1934.  In accordance with Regulation G, Knight has reconciled this non-GAAP financial measure to its most directly comparable U.S. GAAP measure.

EBITDA is included because Knight used this measure in evaluating the Barr-Nunn acquisition, and management believes this measure provides investors and securities analysts information used generally in evaluating acquisitions in Knight's industry.  EBITDA is not intended to represent, and should not be considered more meaningful than, or as an alternative to, net income.  Investors should not place undue reliance on this measure, as Knight primarily evaluates its results using net income.

RECONCILIATION OF BARR-NUNN ESTIMATED NET INCOME TO EBITDA, AS DEFINED, FOR THE TWELVE MONTHS ENDED AUGUST 31, 2014 (UNAUDITED)

(DOLLARS IN THOUSANDS)

Net Income(1)	$14,488
Plus:
Income tax expense(1)	-
Interest expense	404
Depreciation and amortization	11,062
EBITDA	$25,954

(1) Barr-Nunn was an S corporation prior to acquisition date and thus did not recognize federal or most state income taxes.

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